Exhibit 99.1

September 26, 2011	Analyst Contact:	Andrew Ziola
918-588-7163
	Media Contact:	Megan Washbourne
918-588-7572

ONEOK Partners Announces Higher 2012 Financial Guidance

2012 Net Income Expected to Increase 20 Percent

TULSA, Okla. – Sept. 26, 2011 - ONEOK Partners, L.P. (NYSE: OKS) today announced that its 2012 net income is expected to increase 20 percent compared with the partnership’s current 2011 earnings guidance that was updated Aug. 2, 2011.

ONEOK Partners’ 2012 net income is expected to be in the range of $740 million to $800 million compared with its current 2011 guidance range of $630 million to $660 million.

“Our 2012 earnings guidance reflects higher anticipated natural gas gathering and processing volumes and increased natural gas liquids gathering volumes as several projects from our $2.7 billion to $3.3 billion, four-year growth program are placed into service later this year and in 2012,” said John W. Gibson, chairman, president and chief executive officer of ONEOK Partners.

“Incremental earnings from the completion of several announced projects in the Bakken Shale, Cana-Woodford Shale and Granite Wash plays provide a strong foundation for future earnings growth and strengthen the partnership’s position as an attractive investment,” Gibson added.

The midpoint for ONEOK Partners’ current 2012 operating income guidance is $833 million. 2012 earnings guidance reflects higher anticipated earnings from increased natural gas gathering and processing volumes in the natural gas gathering and processing segment and higher natural gas liquids (NGL) volumes gathered and fractionated in the natural gas liquids segment. These increases are expected to be offset partially by lower NGL optimization margins, resulting from lower optimization volumes and narrower NGL price differentials in the natural gas liquids segment.

Earnings before interest, taxes, depreciation and amortization (EBITDA) are expected to be in the range of $1.125 billion to $1.215 billion.

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ONEOK Partners Announces Higher 2012 Financial Guidance
September 26, 2011

Preliminary estimates for the partnership’s 2012 distributable cash flow (DCF) are expected to be in the range of $845 million to $915 million compared with its 2011 range of $735 million to $765 million, a 17 percent increase.

2012 earnings guidance includes a projected 2-cent-per-quarter increase in unitholder distributions, while maintaining a minimum coverage ratio of 1.05 times distributable cash flow. Actual unitholder distribution declarations are subject to ONEOK Partners board approval.

Additional information is available in Exhibits A and B in the guidance tables on the ONEOK Partners website.

NATURAL GAS GATHERING AND PROCESSING SEGMENT

The midpoint of the natural gas gathering and processing segment’s 2012 operating income guidance is $297 million, an increase of 65 percent compared with 2011.

The 2012 earnings guidance reflects higher anticipated natural gas volumes gathered and processed as a result of new supply connections in the Bakken Shale in the Williston Basin in North Dakota, including volumes related to the new 100 million cubic feet per day (MMcf/d) Garden Creek natural gas processing plant expected to be in service in the fourth quarter of 2011. These increases are expected to be offset partially by lower natural gas gathering volumes in Kansas and the Powder River Basin in Wyoming due to decreased drilling activity and natural production declines. Natural gas volumes processed are expected to increase approximately 28 percent from 2011 guidance, while natural gas volumes gathered are expected to increase approximately 15 percent compared with current 2011 guidance.

For 2012, financial hedges are in place on approximately 42 percent of the segment’s expected equity natural gas production at an average price of $5.09 per million British thermal units (MMBtu); 43 percent of its expected equity natural gas liquids production at an average price of $1.61 per gallon; and 73 percent of its expected equity condensate production at an average price of $2.43 per gallon.

The average unhedged prices used in ONEOK Partners’ 2012 earnings guidance are $99.30 per barrel for New York Mercantile Exchange (NYMEX) crude oil, $4.71 per MMBtu for NYMEX natural gas and $1.42 per gallon for composite natural gas liquids.

For 2012, the partnership estimates that in its natural gas gathering and processing segment, a 1 cent per gallon change in the composite price of NGLs would change annual net margin by approximately $1.7 million. A $1.00 per barrel change in the price of crude oil would change annual net margin by approximately $1.3 million. Also, a 10 cent per MMBtu change in the price of natural gas would change annual net margin by approximately $2.2 million. All of these sensitivities exclude the effects of hedging and assume normal operating conditions.

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ONEOK Partners Announces Higher 2012 Financial Guidance
September 26, 2011

NATURAL GAS PIPELINES SEGMENT

The midpoint of the natural gas pipelines segment’s 2012 operating income guidance is $141 million, unchanged compared with 2011. 2012 guidance assumes that approximately 80 percent of transportation capacity and 100 percent of natural gas storage capacity will be contracted for 2012.

NATURAL GAS LIQUIDS SEGMENT

The midpoint of the natural gas liquids segment’s 2012 operating income guidance is $395 million, reflecting lower expected optimization margins from lower optimization volumes and narrower NGL price differentials. These 2012 decreases are expected to be offset partially by higher anticipated fee-based earnings from increased NGL volumes gathered and fractionated.

2012 guidance assumes the average Conway-to-Mont Belvieu ethane price differential to be 12 cents per gallon, compared with 16 cents per gallon assumed for 2011.

OTHER

Equity earnings from investments are estimated to be approximately $127 million in 2012. Northern Border Pipeline’s transportation capacity is substantially subscribed through October 2012.

2012 other income is estimated to be higher than 2011 due to higher allowance for equity funds used during construction (equity AFUDC) as a result of the previously announced growth projects of approximately $2.7 billion to $3.3 billion between 2011 and 2014.

The midpoint for interest expense is expected to be approximately $203 million, reflecting higher capitalized interest as a result of approximately $2.7 billion to $3.3 billion of growth projects between 2011 and 2014.

CAPITAL EXPENDITURES

For 2012, ONEOK Partners’ capital expenditures are expected to be approximately $1.9 billion, comprised of approximately $1.8 billion in growth capital, related to the approximately $2.7 billion to $3.3 billion of growth projects between 2011 and 2014; and $109 million in maintenance capital.

ANNUAL INVESTOR CONFERENCE

ONEOK Partners will hold its annual investor conference on Tuesday, Sept. 27, 2011, in New York City, from 9 a.m. Eastern Daylight Time (8 a.m. Central Daylight Time) to noon Eastern Daylight Time (11 a.m. Central Daylight Time.) The meeting also will be carried live on ONEOK Partners' website.

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ONEOK Partners Announces Higher 2012 Financial Guidance
September 26, 2011

At the meeting, ONEOK Partners will discuss 2012 earnings guidance and will update its three-year EBITDA and distribution growth forecasts.

The webcast can be accessed on ONEOK Partners' website at http://www.oneokpartners.com/.  A replay of the webcast will be available for 30 days after the conference.

LINK TO NEWS RELEASE WITH GUIDANCE TABLES

http://www.oneokpartners.com/Investor/FinancialInformation/~/media/ONEOKPartners/GuidanceDocs/OKS2011guidance_update_345H765.ashx

NON-GAAP (GENERALLY ACCEPTED ACCOUNTING PRINCIPLES) FINANCIAL MEASURES

ONEOK Partners has disclosed in this news release anticipated EBITDA and DCF levels that are non-GAAP financial measures. EBITDA and DCF are used as measures of the partnership's financial performance. EBITDA is defined as net income adjusted for interest expense, depreciation and amortization, income taxes and equity AFUDC. DCF is defined as EBITDA, computed as described above, less interest expense, maintenance capital expenditures and equity earnings from investments, adjusted for distributions received and certain other items.

The partnership believes the non-GAAP financial measures described above are useful to investors because these measurements are used by many companies in its industry as a measurement of financial performance and are commonly employed by financial analysts and others to evaluate the financial performance of the partnership and to compare the financial performance of the partnership with the performance of other publicly traded partnerships within its industry.

EBITDA and DCF should not be considered an alternative to net income, earnings per unit or any other measure of financial performance presented in accordance with GAAP.

These non-GAAP financial measures exclude some, but not all, items that affect net income. Additionally, these calculations may not be comparable with similarly titled measures of other companies. Furthermore, these non-GAAP measures should not be viewed as indicative of the actual amount of cash that is available for distributions or that is planned to be distributed for a given period nor do they equate to available cash as defined in the partnership agreement.
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ONEOK Partners, L.P. (NYSE: OKS) is one of the largest publicly traded master limited partnerships, and is a leader in the gathering, processing, storage and transportation of natural gas in the U.S. and owns one of the nation's premier natural gas liquids (NGL) systems, connecting NGL supply in the Mid-Continent and Rocky Mountain regions with key market centers. Its general partner is a wholly owned subsidiary of ONEOK, Inc. (NYSE: OKE), a diversified energy company, which owns 42.8 percent of the overall partnership interest. ONEOK is one of the largest natural gas distributors in the United States, and its energy services operation focuses primarily on marketing natural gas and related services throughout the U.S.

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ONEOK Partners Announces Higher 2012 Financial Guidance
September 26, 2011

For more information, visit the website at www.oneokpartners.com.

For the latest news about ONEOK Partners, follow us on Twitter @ONEOKPartners.

Some of the statements contained and incorporated in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Exchange Act, as amended. The forward-looking statements relate to our anticipated financial performance, liquidity, management's plans and objectives for our future operations, our business prospects, the outcome of regulatory and legal proceedings, market conditions and other matters. We make these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. The following discussion is intended to identify important factors that could cause future outcomes to differ materially from those set forth in the forward-looking statements.

Forward-looking statements include the items identified in the preceding paragraph, the information concerning possible or assumed future results of our operations and other statements contained or incorporated in this news release identified by words such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe," "should," "goal," "forecast," "guidance," "could," "may," "continue," "might," "potential," "scheduled" and other words and terms of similar meaning.

One should not place undue reliance on forward-looking statements, which are applicable only as of the date of this news release. Known and unknown risks, uncertainties and other factors may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by forward-looking statements. Those factors may affect our operations, markets, products, services and prices. In addition to any assumptions and other factors referred to specifically in connection with the forward-looking statements, factors that could cause our actual results to differ materially from those contemplated in any forward-looking statement include, among others, the following:

•	the effects of weather and other natural phenomena, including climate change, on our operations, demand for our services and energy prices;
•	competition from other United States and foreign energy suppliers and transporters, as well as alternative forms of energy, including, but not limited to, solar power, wind power, geothermal energy and biofuels such as ethanol and biodiesel;
•	the capital intensive nature of our businesses;
•	the profitability of assets or businesses acquired or constructed by us;
•	our ability to make cost-saving changes in operations;
•	risks of marketing, trading and hedging activities, including the risks of changes in energy prices or the financial condition of our counterparties;
•	the uncertainty of estimates, including accruals and costs of environmental remediation;
•	the timing and extent of changes in energy commodity prices;
•	the effects of changes in governmental policies and regulatory actions, including changes with respect to income and other taxes, pipeline safety, environmental compliance, climate change initiatives and authorized rates of recovery of natural gas and natural gas transportation costs;
•	the impact on drilling and production by factors beyond our control, including the demand for natural gas and crude oil; producers’ desire and ability to obtain necessary permits; reserve performance; and capacity constraints on the pipelines that transport crude oil, natural gas and NGLs from producing areas and our facilities;
•	difficulties or delays experienced by trucks or pipelines in delivering products to or from our terminals or pipelines;
•	changes in demand for the use of natural gas because of market conditions caused by concerns about global warming;
•	conflicts of interest between us, our general partner, ONEOK Partners GP, and related parties of ONEOK
Partners GP;
•	the impact of unforeseen changes in interest rates, equity markets, inflation rates, economic recession and other external factors over which we have no control;
•	our indebtedness could make us vulnerable to general adverse economic and industry conditions, limit our ability to borrow additional funds and/or place us at competitive disadvantages compared with our competitors that have less debt, or have other adverse consequences;
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ONEOK Partners Announces Higher 2012 Financial Guidance
September 26, 2011

•	actions by rating agencies concerning the credit ratings of us or the parent of our general partner;
•	the results of administrative proceedings and litigation, regulatory actions, rule changes and receipt of expected clearances involving the Oklahoma Corporation Commission (OCC), Kansas Corporation
Commission (KCC), Texas regulatory authorities or any other local, state or federal regulatory body, including the Federal Energy Regulatory Commission (FERC), the National Transportation Safety Board
(NTSB), the Pipeline and Hazardous Materials Safety Administration (PHMSA), the Environmental
Protection Agency (EPA) and the Commodity Futures Trading Commission (CFTC);
•	our ability to access capital at competitive rates or on terms acceptable to us;
•	risks associated with adequate supply to our gathering, processing, fractionation and pipeline facilities, including production declines that outpace new drilling;
•	the risk that material weaknesses or significant deficiencies in our internal control over financial reporting could emerge or that minor problems could become significant;
•	the impact and outcome of pending and future litigation;
•	the ability to market pipeline capacity on favorable terms, including the effects of:
o future demand for and prices of natural gas and NGLs;
o competitive conditions in the overall energy market;
o availability of supplies of Canadian and United States natural gas; and
o availability of additional storage capacity;
•	performance of contractual obligations by our customers, service providers, contractors and shippers;
•	the timely receipt of approval by applicable governmental entities for construction and operation of our pipeline and other projects and required regulatory clearances;
•	our ability to acquire all necessary permits, consents and other approvals in a timely manner, to promptly obtain all necessary materials and supplies required for construction, and to construct gathering, processing, storage, fractionation and transportation facilities without labor or contractor problems;
•	the mechanical integrity of facilities operated;
•	demand for our services in the proximity of our facilities;
•	our ability to control operating costs;
•	acts of nature, sabotage, terrorism or other similar acts that cause damage to our facilities or our suppliers'
or shippers' facilities;
•	economic climate and growth in the geographic areas in which we do business;
•	the risk of a prolonged slowdown in growth or decline in the United States or international economies, including liquidity risks in United States or foreign credit markets;
•	the impact of recently issued and future accounting updates and other changes in accounting policies;
•	the possibility of future terrorist attacks or the possibility or occurrence of an outbreak of, or changes in, hostilities or changes in the political conditions in the Middle East and elsewhere;
•	the risk of increased costs for insurance premiums, security or other items as a consequence of terrorist attacks;
•	risks associated with pending or possible acquisitions and dispositions, including our ability to finance or integrate any such acquisitions and any regulatory delay or conditions imposed by regulatory bodies in connection with any such acquisitions and dispositions;
•	the impact of uncontracted capacity in our assets being greater or less than expected;
•	the ability to recover operating costs and amounts equivalent to income taxes, costs of property, plant and equipment and regulatory assets in our state and FERC-regulated rates;
•	the composition and quality of the natural gas and NGLs we gather and process in our plants and transport on our pipelines;
•	the efficiency of our plants in processing natural gas and extracting and fractionating NGLs;
•	the impact of potential impairment charges;
•	the risk inherent in the use of information systems in our respective businesses, implementation of new software and hardware, and the impact on the timeliness of information for financial reporting;
•	our ability to control construction costs and completion schedules of our pipelines and other projects; and
•	the risk factors listed in the reports we have filed and may file with the Securities and Exchange Commission
(SEC), which are incorporated by reference.

These factors are not necessarily all of the important factors that could cause actual results to differ materially from those expressed in any of our forward-looking statements. Other factors could also have material adverse effects on
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ONEOK Partners Announces Higher 2012 Financial Guidance
September 26, 2011

our future results. These and other risks are described in greater detail in Part I, Item 1A, Risk Factors, in the Annual Report on Form 10-K for the year ended December 31, 2010. All forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these factors. Other than as required under securities laws, we undertake no obligation to update publicly any forward-looking statement whether as a result of new information, subsequent events or change in circumstances, expectations or otherwise.

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ONEOK Partners Announces Higher 2012 Financial Guidance
September 26, 2011

ONEOK Partners, L.P. and Subsidiaries			Exhibit A
EARNINGS GUIDANCE*

		2011
	2012	Guidance
	Guidance	(Aug. 2, 2011)	Change
(Millions of dollars)

Operating income
Natural Gas Gathering and Processing	$297	$180	$117
Natural Gas Pipelines	141	141	-
Natural Gas Liquids	395	431	(36)
Other	-	-	-
Operating income	833	752	81
Equity earnings from investments	127	123	4
Other income (expense)	27	4	23
Interest expense	(203)	(220)	17
Income before income taxes	784	659	125
Income taxes	(13)	(14)	1
Net income attributable to ONEOK Partners, L.P.	$771	$645	$126

Capital expenditures
Natural Gas Gathering and Processing	$656	$637	$19
Natural Gas Pipelines	117	36	81
Natural Gas Liquids	1,109	618	491
Other	-	1	(1)
Total capital expenditures	$1,882	$1,292	$590

Growth	$1,773	$1,190	$583
Maintenance	109	102	7
Total capital expenditures	$1,882	$1,292	$590

*Amounts shown are midpoints of ranges provided.

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ONEOK Partners Announces Higher 2012 Financial Guidance
September 26, 2011

ONEOK Partners, L.P. and Subsidiaries			Exhibit B
EARNINGS GUIDANCE*

		2011
	2012	Guidance
	Guidance	(Aug. 2, 2011)	Change
(Millions of dollars)

Reconciliation of Net Income to EBITDA and Distributable Cash Flow
Net income	$771	$645	$126
Interest expense	203	220	(17)
Depreciation and amortization	214	179	35
Income taxes	13	14	(1)
Allowance for equity funds used during construction and other	(29)	(3)	(26)
EBITDA	$1,172	$1,055	$117
Interest expense	(203)	(220)	17
Maintenance capital	(109)	(102)	(7)
Equity earnings from investments	(127)	(123)	(4)
Distributions received from investments	152	147	5
Current income tax expense and other	(5)	(8)	3
(Gain)/loss on sale of assets	-	1	(1)
Distributable cash flow	$880	$750	$130

*Amounts shown are midpoints of ranges provided.